SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2007

ZOOM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18672	51-0448969
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

207 South Street, Boston, MA 02111
(Address of principal executive offices, including zip code)

(617) 423-1072
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement.

On April 27, 2007, Zoom Technologies, Inc. (the “Company”) and Robert A. Crist agreed to terminate the Employment Agreement between the Company and Mr. Crist dated May 23, 1997. The Employment Agreement was superseded by the compensatory arrangements approved by the Compensation Committee of the Board of Directors on December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC. (Registrant)

Date: May 1, 2007	By:	/s/ Robert A. Crist
Robert A. Crist
Chief Financial Officer